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                                                                    EXHIBIT 23.1


                               KYLE L. TINGLE, CPA







To Whom It May Concern:                                          January 8, 2002


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of December 18, 2001 accompanying the audited financial statements of Pro-Active Solutions, Inc., as at November 30, 2001 and May 31, 2001, in the Form 10SB12G with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ Kyle L. Tingle

Kyle L. Tingle, CPA, LLC





















P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452,
Fax: (702) 436-4218, e-mail: Ktingle@worldnet.att.net